UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On July 15, 2013, Emulex Corporation issued a press release regarding transition of its leadership team which included updated information regarding its preliminary financial results for the fourth quarter ended June 30, 2013. The press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Emulex Corporation (the “Corporation”) announced that effective July 12, 2013:

(i) James M. McCluney was appointed to the office of Executive Chairman of the Corporation and was appointed as Chairman of the Board of Directors of the Corporation’s Board of Directors (the “Board”). In connection with such appointment, Mr. McCluney resigned as Chief Executive Officer of the Corporation; and

(ii) Jeffrey W. Benck was appointed Chief Executive Officer of the Corporation and, in connection therewith, resigned as Chief Operating Officer of the Corporation, but retained the title of President; and

(iii) Paul F. Folino resigned as Chairman of the Board in connection with the appointment of Mr. McCluney to such position, but remains a member of the Board.

Each of Mr. McCluney and Mr. Benck were executive officers of the Corporation at the time of the above-referenced appointments. Certain biographical information regarding each of them and their business experience is contained under “Executive Officers of the Registrant” in Part I, Item 1 of the Corporation’s Form 10-K for the year ended July 1, 2012, which information is incorporated herein by this reference.

In connection with the above-referenced appointments, the Corporation made certain changes to the compensation and severance arrangements with Mr. McCluney and Mr. Benck which are described in Item 5.02(e) below and incorporated herein by this reference.

(c) See Item 5.02(b) above which is incorporated herein by this reference.

(d) Effective July 12, 2013, the Board increased the number of authorized directors from 11 to 12 and appointed Jeffrey W. Benck as a member of the Board. Certain biographical information regarding Mr. Benck and his business experience is contained under “Executive Officers of the Registrant” in Part I, Item 1 of the Corporation’s Form 10-K for the year ended July 1, 2012, which information is incorporated herein by this reference.

(e)

McCluney Employment Agreement. In connection with the appointment of James M. McCluney as Executive Chairman, the Corporation entered into an Employment Agreement with Mr. McCluney, dated July 12, 2013 (the “Employment Agreement”) which supersedes the terms of any prior employment or severance agreement (other than the McCluney KERA as defined below). The following is a brief summary of the terms of the Employment Agreement and is qualified in its entirety by the terms of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by this reference.

The Employment Agreement has a term of three years and provides that Mr. McCluney will serve as the Corporation’s Executive Chairman. The Employment Agreement provides for compensation consisting of (i) an initial base salary of $587,000 per year, (ii) annual incentive payments (subject to satisfaction of applicable performance targets) in accordance with the Corporation’s Executive Incentive Plan, (iii) grants of equity-based awards under the Corporation’s equity compensation plan(s) in the discretion of the Board or the Compensation Committee, and (iv) participation in employee pension and welfare benefit plans and programs, and fringe benefit plans and programs, made available by the Company to the Company’s executive level employees generally.

Mr. McCluney’s base salary, annual incentive payments and time commitment are subject to adjustment annually in the discretion of the Board upon delivery of notice thereof to Mr. McCluney within 45 days of the end of each fiscal year (an “Adjustment Notice”). In the event Mr. McCluney does not wish to accept the adjustments described in the Adjustment Notice, he may give notice of termination of the Employment Agreement and his employment, and will be entitled to receive the following severance: (i) payment of any accrued but unpaid compensation, (ii) payment of a severance benefit equal to one year’s base salary, (iii) any deferred incentive bonuses, (iv) one times his annual target incentive payment as in effect on the date of termination, (v) a cash amount equal to 12 months COBRA coverage (health, dental, and vision benefits) for Mr. McCluney and his spouse and dependents, and (vi) acceleration of vesting of outstanding equity awards by one year (with any performance-based equity awards vesting at a minimum of the target achievement level) (collectively, the “Severance Benefits”).

In the event of a termination of Mr. McCluney’s employment during the term of the Employment Agreement without “Cause” (other than upon death or disability) or a termination by Mr. McCluney for “Good Reason” (as each such term is defined in the Employment Agreement), Mr. McCluney will be entitled to receive the Severance Benefits described above.

Mr. McCluney’s existing Key Employee Retention Agreement, dated August 20, 2012, remains in effect (the “McCluney KERA”) which has substantially the same terms as the Benck KERA described below. Notwithstanding anything to the contrary contained in the Employment Agreement, the Severance Benefits shall only be payable if the termination of employment occurs at a time during which (i) the Corporation is not party to an agreement, the consummation of the transactions contemplated thereby which would result in the occurrence of a “Change in Control” (as such term is defined in the McCluney KERA), and (ii) a Change in Control has not occurred within the preceding twenty-four (24) months.

Benck Employment and Severance Agreement. In connection with the appointment of Jeffrey Benck as Chief Executive Officer, (i) Mr. Benck’s base salary was set at $510,000 per year, and (ii) Mr. Benck entered into a Severance Agreement with the Corporation (the “Severance Agreement”). The following is a brief summary of the terms of the Severance Agreement and is qualified in its entirety by the terms of the Severance Agreement filed herewith as Exhibit 10.2 and incorporated herein by this reference.

If, during the three year period following the date of the Severance Agreement, Mr. Benck’s employment is terminated by the Corporation without “Cause” (other than upon death or disability) or by Mr. Benck for “Good Reason” (as each such term is defined in the Severance Agreement), Mr. Benck will be entitled to receive: (i) payment of any accrued but unpaid compensation, (ii) payment of a severance benefit equal to one year’s base salary, (iii) any deferred incentive bonuses, (iv) a cash amount equal to 12 months COBRA coverage (health, dental, and vision benefits) for Mr. Benck and his spouse and dependents, (v) acceleration of vesting of outstanding equity awards by one year (with any performance-based equity awards vesting at a minimum of the target achievement level), and (vi) one times his annual target incentive payment as in effect on the date of termination.

Notwithstanding anything to the contrary contained in the Severance Agreement, Mr. Benck shall only be entitled to the severance benefits thereunder if the termination of employment occurs at a time during which (i) the Corporation is not party to an agreement, the consummation of the transactions contemplated thereby which would result in the occurrence of a “Change in Control” (as such term is defined in the Benck KERA, as described below), and (ii) a Change in Control has not occurred within the preceding twenty-four (24) months.

In addition, in connection with his appointment as Chief Executive Officer, the Corporation amended its existing Key Employee Retention Agreement with Mr. Benck (the “Benck KERA”), effective as of July 12, 2013, to increase the cash severance payable from eighteen (18) months to twenty-four (24) months. The amended Benck KERA provides that Mr. Benck is entitled to receive the following payments and benefits in the event of a termination of his employment by the Corporation without Cause, or him for Good Reason (each as defined in the agreement) (i) during the period when the Corporation is party to an agreement, the consummation of the transactions contemplated by which would result in the occurrence of a Change in Control (also as defined in the agreement) or (ii) within twenty-four (24) months after the effective date of a Change in Control:

•	a lump sum cash severance payment equal to twenty-four (24) months of his base pay, inclusive of his target incentive payment level with respect to the fiscal year prior to his termination date;

•	a cash amount equal to twenty-four (24) months COBRA coverage (health, dental, and vision benefits) for Mr. Benck and his spouse and dependents; and

•	full vesting and acceleration of his stock options and other stock awards and the right to exercise stock options for a period of twelve (12) months following his termination date.

The Benck KERA also provides Mr. Benck with reimbursement of up to $15,000 for outplacement services utilized within the first twelve (12) months following termination of employment. If the severance payment and benefits received by Mr. Benck would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby subjecting him to a 20% penalty excise tax, then the severance payment and benefits will be reduced to the extent that a reduction would result in Mr. Benck receiving a greater after-tax amount. Receipt of the foregoing severance payment and benefits is conditioned upon Mr. Benck’s compliance with the Corporation’s Employee Creation and Nondisclosure Agreement.

A copy of the amendment to the Benck KERA is attached hereto as Exhibit 10.3 and incorporated herein by this reference.

On July 15, 2013, the Corporation issued a press release announcing, among other things, the leadership transition changes described above. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws, effective July 12, 2013, the Board of Directors set the number of authorized directors constituting the whole Board at twelve (12) members.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 12, 2013, between Emulex Corporation and James M. McCluney

10.2	Severance Agreement, dated July 12, 2013, between Emulex Corporation and Jeffrey W. Benck

10.3	Amendment to Key Employee Retention Agreement, Dated July 12, 2013, between Emulex Corporation and Jeffrey W. Benck

99.1	Press release, dated July 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: July 15, 2013	BY:	/s/ Michael J. Rockenbach
Michael J. Rockenbach,
Chief Financial Officer